Exhibit 1.1

5,000,000 Shares

RANGER ENERGY SERVICES, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

[•], 2017

CREDIT SUISSE SECURITIES (USA) LLC
PIPER JAFFRAY & CO.

WELLS FARGO SECURITIES, LLC
   As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.             Introductory. Ranger Energy Services, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 5,000,000 shares of its Class A common stock, $0.01 par value per share (“Securities”) (such 5,000,000 shares of Securities being hereinafter referred to as the “Firm Securities”).  The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 750,000 additional shares of its Securities (all such additional shares of Securities being hereinafter collectively referred to as the “Optional Securities”), as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.  As part of the offering contemplated by this agreement (the “Agreement”), Piper Jaffray & Co. (“PJC” and, in such capacity, the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [•] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”).  The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price.  Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The Company is a holding company that, following the transactions contemplated by this paragraph and the offering contemplated by this Agreement, will directly own a [•]% membership interest in RNGR Energy Services, LLC, a Delaware limited liability company (“Ranger LLC”).  The Company and Ranger LLC are herein referred to as the “Company Parties”.  The businesses through which the Company Parties will conduct their operations are Ranger Energy Services, LLC, a Delaware limited liability company (“Ranger Services”) that, immediately prior to the First Closing Date (as defined below), will be a subsidiary of Ranger Energy Holdings, LLC, a Delaware limited liability company (“Ranger Holdings I”), and Ranger Energy Holdings II, LLC, a Delaware limited liability company (“Ranger Holdings II”), and Torrent Energy Services, LLC, a Delaware limited liability company (“Torrent Services”) that, immediately prior to the First Closing Date, will be a subsidiary of Torrent Energy Holdings, LLC, a Delaware limited liability company (“Torrent Holdings I”), and Torrent Energy Holdings II, LLC, a Delaware limited liability company (“Torrent Holdings II”).  In anticipation of the offering contemplated by this Agreement, on the First Closing Date, (x) Ranger Holdings I will contribute all of its membership interests in Ranger Services to Ranger LLC in exchange for membership interests in Ranger LLC (“Ranger Units”) and Ranger Holdings II will contribute all of its membership interests in Ranger Services to Ranger LLC in exchange for shares of the Securities (such contributions, the “Ranger Assignment Transactions”), and (y) Torrent Holdings I will contribute all of its membership interests in Torrent Services to Ranger LLC in exchange for Ranger Units and Torrent Holdings II will contribute all of its membership interests in Ranger Services to Ranger LLC in exchange for shares of the Securities (such contributions, the “Torrent Assignment Transactions” and collectively with the Ranger Assignment Transactions, the “Assignment Transactions”).  Immediately prior to the consummation of the offering contemplated by this Agreement, the Company intends to amend and restate its certificate of incorporation to, among other things, authorize two classes of common stock, Class A common stock and Class B common stock..  The Company intends that the net proceeds of the sale of Optional Securities by the Company, if any, will be contributed to Ranger LLC in exchange for an additional number of Ranger Units equal to the number of shares of Class A common stock issued as Optional Securities by the Company. Ranger LLC will use such net proceeds, if any, to purchase Ranger Units from Ranger Holdings I and Torrent Holdings I. The foregoing transactions (including the Assignment Transactions), as further described under the headings “Corporate Reorganization” and “Use of Proceeds” in the General Disclosure Package (as defined below), are referred to herein collectively as the “Reorganization Transactions”. Unless otherwise required by the context, references to the “Subsidiaries” of the Company in this Agreement refer to entities that will be subsidiaries of the Company after giving effect to the Reorganization Transactions, as evidenced by such entities being listed on Schedule C hereto.

2.             Representations and Warranties of the Company Parties.  (a) Each of the Company Parties, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(i)            Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-218139) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 [a/p]m (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this

Agreement but the Company has advised Credit Suisse Securities (USA) LLC (“Credit Suisse” and, together with PJC, the “Lead Representatives”), PJC and Wells Fargo Securities, LLC (“Wells”, and together with the Lead Representatives, the “Representatives”) that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)           Compliance with the Requirements of the Act.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, (ii) at their respective Effective Times, each of the Initial Registration Statement and the Additional Registration Statement (if any) did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper, and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.  The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)          Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)          Emerging Growth Company Status.  From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)           General Disclosure Package.  As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vi)          Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by any underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)         Testing-the-Waters Communication.  The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives and their affiliates and employees to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communication.  The Company has not distributed any Written Testing-the-Waters Communication.

(viii)        Good Standing of the Company.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

(ix)          Subsidiaries.  Each Subsidiary of the Company has been duly incorporated, organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization, or formation, as applicable, with power and authority (corporate, limited liability company or other power, as applicable) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding equity interests of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (to the extent applicable); and the equity interests of each Subsidiary that, after giving effect to the Reorganization Transactions, will be owned by the Company, directly or through Subsidiaries, will be owned free from liens, encumbrances and defects. After giving effect to the Reorganization Transactions, the Subsidiaries of the Company listed on Schedule C hereto will be the only subsidiaries, direct or indirect, of the Company and, except as disclosed in the General Disclosure Package, each Subsidiary of the Company other than Ranger LLC will be a wholly owned subsidiary, direct or indirect, of Ranger LLC.

(x)           Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company will, after giving effect to the Reorganization Transactions, have been duly authorized; the authorized equity capitalization of the Company will, after giving effect to the Reorganization Transactions and the other transactions described in the General Disclosure Package under the heading “Capitalization”, be as set forth under such heading; all outstanding shares of capital stock of the Company will, after giving effect to the Reorganization Transactions, be, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement and the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.  The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any

“prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(v) hereof, the Final Prospectus, any Permitted Free Writing Prospectus and, in connection with the Directed Share Program, the enrollment materials prepared by the Designated Underwriter on behalf of the Company.

(xi)          Other Offerings.  Except as disclosed in the General Disclosure Package in Item 15 of the Registration Statement, the Company has not sold, issued or distributed any shares of Class A common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xii)         No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)        Registration Rights.  Except as disclosed in the General Disclosure Package, the Final Prospectus and as set forth in the Form of Registration Rights Agreement filed as an exhibit to the Initial Registration Statement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries, on the one hand, and any person, on the other hand,  granting such person the right to require the Company or such Subsidiary to file a registration statement under the Act with respect to any securities of the Company or such Subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xiv)        Listing.  The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xv)         Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company Parties for the consummation of the transactions contemplated by this Agreement in connection with (i) the sale of the Offered Securities or (ii) the consummation of the Reorganization Transactions, except (x) such as have been, or prior to the First Closing Date will have been, obtained or made, (y) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect and (z) such as may be required under state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvi)        Title to Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus, after giving effect to the Reorganization Transactions, the Company and its Subsidiaries will have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and the Company and its Subsidiaries will hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvii)       Absence of Defaults and Conflicts Resulting from Transaction.  None of (A) the execution, delivery and performance of this Agreement, nor the offering, issuance or sale of the Offered Securities, (B) the consummation of the transactions contemplated by the Transaction Agreements (as defined below) nor (C) the consummation of the Reorganization Transactions will result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering

Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter, certificate of formation, operating agreement or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xviii)      Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its respective charter, certificate of formation, operating agreement or by-laws (or similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix)        Authorization of Agreements.  This Agreement has been duly authorized, executed and delivered by the Company Parties. The Amended and Restated Limited Liability Company Agreement] of Ranger LLC (the “Ranger LLC Agreement”) has been duly authorized and, when executed and delivered, will constitute a valid and legally binding agreement of the members thereof, enforceable against such parties in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Each of the tax receivable agreement among the Company, Ranger Holdings I and Torrent Holdings I (the “Tax Receivable Agreement”), the Stockholders’ Agreement  among the Company and the other parties thereto (the “Stockholders’ Agreement”), the registration rights agreement between the Company and certain other parties thereto (the “Registration Rights Agreement” and, together with the Tax Receivable Agreement and the Stockholders’ Agreement, the “Transaction Agreements”), has been duly authorized, executed and delivered by the Company Parties thereto and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of such Company Parties, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xx)         Possession of Licenses and Permits.  After giving effect to the Reorganization Transactions, the Company and its Subsidiaries will possess, and will be in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses, permits, approvals, consents, orders, certifications, accreditations and other authorizations (collectively, “Licenses”), issued by the appropriate federal, state or local agencies or bodies necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi)        Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xxii)       Possession of Intellectual Property.  After giving effect to the Reorganization Transactions, the Company and its Subsidiaries will own, possess the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiii)      Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus, (a) neither the Company nor any of its Subsidiaries (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution,  protection or restoration of the environment, wildlife or natural resources; occupational health and workplace safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under any Environmental Law; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of each of clauses (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) neither the Company nor any of its Subsidiaries (i) is subject to any pending proceeding pursuant to any Environmental Law in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed monetary sanctions of $100,000 or more will not be imposed, nor does the Company or any of its Subsidiaries know of any such proceeding that is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries resulting from compliance with any Environmental Law, or (iii) anticipates any material capital expenditures relating to any Environmental Law.  For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum or petroleum product, by-product or breakdown product, radioactive material, asbestos, asbestos-containing material, polychlorinated biphenyl or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(xxiv)     Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, “Description of Capital Stock”, “Shares Eligible for Future Sale”, “Our History and Corporate Reorganization”, “Business—Environmental and Occupational Safety and Health Matters”, “Business—Motor Carrier Operations”, “Certain Relationships and Related Party Transactions —Tax Receivable Agreement” and “Certain Relationships and Related Party Transactions—Registration Rights Agreement”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown, in each case in all material respects.

(xxv)      Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvi)     Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final

Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(xxvii)    Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable requirements of Sarbanes-Oxley and all applicable Exchange Rules.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the General Disclosure Package and the Final Prospectus, none of the Company Parties has publicly disclosed or reported to the Audit Committee or its Board (or their applicable equivalents) a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxviii)   Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxix)     Financial Statements.  The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates shown and, as applicable, their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with U.S.  GAAP applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  Each of BDO USA, LLP and Whitley Penn LLP is an independent registered public accounting firm with respect to the Company and Torrent Services, respectively, within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration

Statement, the General Disclosure Package and the Final Prospectus.  There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus, including any required to be included pursuant to Rule 3-05 of Regulation S-X of the Commission, that are not included as required.

(xxx)      No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or Ranger LLC on any class of its capital stock or membership interests, as applicable, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company Parties during the time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by and underwriter or dealer other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxi)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxii)    Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section (3)(a)(62) of the Exchange Act (i) has imposed (or has informed the Company Parties that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating (if any) assigned to a Company Party or any securities of a Company Party or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxiii)   Taxes.  The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiv)   Insurance.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are adequate and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(xxxv)    Regulatory Filings.  The Company and its subsidiaries have filed with applicable regulatory authorities all statements, reports, information or forms required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All such filings were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing, except for any such failure as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvi)   Anti-Corruption.  Neither the Company nor any of its Subsidiaries, nor any director, officer or employee, nor, to the Company’s knowledge, any affiliate, agent or representative of the Company or of any of its Subsidiaries or affiliates, or other person associated with or acting on behalf of the Company, has (A) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an unlawful or improper advantage; (B) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (C) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (D) violated or is in violation of applicable anti-corporation laws and anti-bribery laws in any country in which it does business, including the U.S. Foreign Corrupt Practices Act of 1977 or (E) made any unlawful bribe, rebate, payoff influence payment, kickback or other unlawful payment. The Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxxvii)  Anti-Money Laundering.  The operations of the Company and its Subsidiaries and all directors, officers, employees and, to the Company’s knowledge, affiliates, agents and representatives of the Company and all of its Subsidiaries and affiliates, are and have been conducted at all times in compliance with, and each has taken and will continue to take reasonable action designed to comply with, all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the anti-money laundering statutes of jurisdictions applicable to the Company and its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Company and its Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii) Economic Sanctions.

(i)                                     None of the Company, the Subsidiaries of the Company, or any director, officer, employee, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any Subsidiary or affiliate of the Company, is (or is owned or controlled by an individual or entity that is) subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other sanctions authority (including the United Nations Security Council, the European Union, Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA) or the Monetary Authority of Singapore (MAS)) applicable to the Company and its Subsidiaries (collectively, the “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions.  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner, person or other entity:

(A)                               to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any individual or entity (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii)                                  For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.  The Company, its Subsidiaries and affiliates, and all directors, officers, and employees and, to the Company’s knowledge, all agents and representatives of the Company and all of its Subsidiaries have taken and will continue to take reasonable action designed to comply with such applicable laws.

(xxxix)   No Restrictions on Payments by Subsidiaries.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (A) from paying any dividends to the Company, (B) from making any other distribution on such Subsidiary’s capital stock, (C) from repaying to the Company any loans or advances to such Subsidiary from the Company or (D) from transferring any of such Subsidiary’s material properties or assets to the company or any other Subsidiary of the Company.

(xl)          ERISA and Employee Benefits Matters. (A) Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under Section 408 of ERISA has occurred with respect to any Employee Benefit Plan, (ii)neither the Company nor any ERISA Affiliate has maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, retiree life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law and (v) each Employee Benefit Plan that is intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination, advisory or opinion letter from the Internal Revenue Service upon which it can rely, and, to the knowledge of the Company, nothing has occurred since the date of such determination, advisory or opinion letter that is reasonably likely to cause the loss of such qualification; (B) no Employee Benefit Plan is a Foreign Benefit Plan; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, which is contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has had or could have any obligation or liability;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder; “ERISA Affiliate” means any member of the Company’s controlled group within the meaning of Section 414(b), (c), (m) or (o) of the Code; and “Foreign Benefit Plan” means an Employee Benefit Plan operated outside of the United States of America or which primarily covers employees working or residing outside of the United States.

(xli)         Absence of Unlawful Influence.  The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company.

3.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the  Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY, 10019, at [•] A.M., New York time, on [•], 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  Delivery of the Firm Securities will be made through the facilities of DTC unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Lead Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  Such notice shall set forth (i) the aggregate number of shares of Optional Securities as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Lead Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Lead Representatives to the Company.

Each Optional Closing Date shall be determined by the Lead Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Lead Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Lead Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Lead Representatives drawn to the order of the Company, at the above office of Cravath, Swaine & Moore LLP.  Delivery of the Optional Securities will be made through the facilities of DTC unless the Lead Representatives shall otherwise instruct.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.             Certain Agreements of the Company.  The Company Parties, jointly and severally, agree with the several Underwriters that:

(a)           Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)           Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)           Testing-the-Waters Communication.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)           Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.  For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f)            Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request.  The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement, unless otherwise agreed by the Company and the Representatives.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)           Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h)           Reporting Requirements.  During the period of five  years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

(i)            Payment of Expenses.  The Company Parties, jointly and severally, agree that the Company Parties will pay all expenses incident to the performance of the obligations of the obligations of the Company Parties under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including (x) filing fees and (y) the fees and expenses of counsel for the Underwriters relating to such review (the amount in clause (y) not to exceed $35,000)), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees; provided, however, that the Underwriters shall be responsible for 50% of the costs of any private aircraft chartered by or on behalf of the Company in connection with such presentations, and any other expenses of the Company including fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus

(including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as provided in this Section 5(i) and Sections 5(p), 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any road show expenses incurred by them (other than costs and expenses incurred by the Underwriters on behalf of the Company).

(j)            Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k)           Absence of Manipulation.  The Company Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)            (A) Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company Parties will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of the Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Lead Representatives.  The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Lead Representatives consent to in writing.  The restrictions set forth in this Section 5(l) shall not apply to (A) the sale of Securities to the Underwriters; (B) the issuance of Securities and Ranger Units in connection with (x) the Reorganization Transactions, (y) the ESCO Acquisition (as defined in the Initial Registration Statement) and (z) the offering contemplated by this Agreement; (C) the issuance by the Company of shares of Securities upon the exchange of Class B common stock together with Ranger Units pursuant to the Amended and Restated Limited Liability Company Agreement of Ranger LLC, as described in the General Disclosure Package and the Final Prospectus, (D) grants of stock options or other compensatory awards of Lock-Up Securities or awards the value of which is based in whole or in part on the value of Lock-Up Securities pursuant to the terms of a plan in effect prior to the closing of the Offering and described in the General Disclosure Package and the Final Prospectus, to individuals eligible to receive awards under such plan; provided, however that such securities either do not vest or are not transferable except in accordance with the provisions of a lock-up agreement in substantially the form set forth on Exhibit C hereto (a “Lock-Up Agreement”), (E) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or the vesting or settlement of any other award granted pursuant to the plan described in the immediately preceding clause (D) (and subject to the proviso in such clause (D)), (F)  issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities; provided that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding immediately after the issuance and sale of Securities pursuant to the ESCO Acquisition and the Offered Securities pursuant to this Agreement and (y) prior to the issuance of such shares of the Company’s capital stock each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(l) for the remaining term of the Lock-Up Period and (G) the filing of a registration statement on Form S-8 relating to, and the issuance and sale of, Lock-Up Securities as described in the General Disclosure Package and the Final Prospectus.

(B)          Agreement to Announce Lock-up Waiver.  If the Lead Representatives, in their  sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement described in Section 7(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)          Emerging Growth Company Status.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

(n)           [Reserved.]

(o)           Transfer Restrictions.  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement.  The Designated Underwriter will notify the Company as to which Participants will need to be so restricted.  The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(p)           Payment of Expenses Related to Directed Share Program.  The Company will pay all fees and expenses of the Underwriters incurred in connection with the Directed Share Program, including all reasonable and documented fees and disbursements of counsel (including non-U.S. counsel) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(q)           Compliance with Foreign Laws.  The company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.             Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.             Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company Parties (as though made on such Closing Date), to the accuracy of the statements of the Company Parties’ officers made pursuant to the provisions hereof, to the performance by the Company Parties of their obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letters.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of (i) BDO USA, LLP, (ii) Hein & Associates LLP, (iii) Whitley Penn LLP and (iv) PricewaterhouseCoopers LLP confirming, in each case, that such party is a registered public accounting firm and independent public accountants within the meaning of the Securities

Laws and otherwise in the form and substance reasonably satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)           Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating (if any) of any debt securities or preferred stock of the Company or Ranger LLC by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating (if any) of any debt securities or preferred stock of the Company or Ranger LLC (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)           Opinion of Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, in substantially the form attached hereto as Exhibit A.

(e)           Opinion of Counsel for Underwriters.  The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            Officers’ Certificates.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of each of the Company Parties and a principal financial or accounting officer of each of the Company Parties in which such officers shall state that: the representations and warranties of the Company Parties in this Agreement are true and correct; the Company Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any

Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g)           Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received Lock-Up Agreements in substantially the form set forth on Exhibit C hereto from each of the parties listed on Schedule D to this Agreement.

(h)           [Reserved.]

(i)            New Revolving Credit Facility.  The new revolving credit facility described in the Initial Registration Statement under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our Debt Agreements” shall be effective prior to or simultaneously with the completion of the transactions contemplated by this Agreement.

(j)            ESCO Acquisition. The Representatives shall have received evidence satisfactory to them and their counsel that the ESCO Acquisition shall have been consummated as described under the caption “Recent Developments” in the Initial Registration Statement prior to or simultaneously with the completion of the transactions contemplated by this Agreement.

(k)           CFO Certificate. On the date hereof and each Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of a principal financial or accounting officer of each of the Company Parties with respect to certain financial data contained in the General Disclosure Package and the Registration Statement, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

The Company Parties will furnish the Representatives with any additional opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7.   The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.             Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company Parties will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, or included in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or, in the case of any Registration Statement, arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of any Statutory Prospectus, Final Prospectus, Issuer Free Writing Communication or Written Testing the Waters Communication, arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company Parties, jointly and severally, agree to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) (x) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in the Final Prospectus, any Statutory Prospectus, any prospectus wrapper, and any Issuer Free Writing Prospectus prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)           Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, or included in any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact (i) in the case of any Registration Statement, required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the case of any Statutory Prospectus, the Final Prospectus, any Written Testing the Waters Communication or any Issuer Free Writing Prospectus, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures and the statements relating to price stabilization, short positions and penalty bids appearing under the caption “Underwriting”.

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                                      Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company Parties or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Company Party or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(c) hereof), the Company Parties will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including reasonably documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company Parties and and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD; c/o Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to General Counsel; c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918) and a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, Attention: William J.  Whelan, III, Esq.,; or if sent to the Company Parties, will be mailed, delivered or telegraphed and confirmed to it c/o Ranger Energy Services, Inc., 800 Gessner, Suite 1000, Houston, TX 77024, Attention: Darron Anderson; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.                               Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship.  The Company Parties acknowledge and agree that:

(a)                                 No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company Parties on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company Parties following discussions and arms-length negotiations with the Representatives and the Company Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company Parties have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company Parties and that the Representatives have no obligation to disclose such interests and transactions to the Company Parties by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company Parties waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company Parties, including  stockholders, employees or creditors of the Company Parties.

16.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company Parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.                               Waiver of Jury Trial.  The Company Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company Parties and the several Underwriters in accordance with its terms.

Very truly yours,

RANGER ENERGY SERVICES, INC.

By
[Insert title]

RNGR ENERGY SERVICES, LLC

By
[Insert title]

The foregoing Agreement is hereby
confirmed and accepted as of the date first above
written.

Acting on behalf of themselves and as the
Representatives of the several
Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By PIPER JAFFRAY & CO.

By:
Name:
Title:

By WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
[•]
Credit Suisse Securities (USA) LLC	[•]
Piper Jaffray & Co.	[•]
Wells Fargo Securities, LLC	[•]
Barclays Capital Inc.	[•]
Evercore Group L.L.C.	[•]
Capital One Securities, Inc.	[•]
Johnson Rice & Company L.L.C.	[•]
Raymond James & Associates, Inc.	[•]
Scotia Capital (USA) Inc.	[•]

Total	[•]

SCHEDULE B

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[1.  Final term sheet, dated            [, a copy of which is attached hereto].]

2.  [list other documents]

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[1.  The initial price to the public of the Offered Securities.

2.  [list other information]]

SCHEDULE C

Subsidiaries

RNGR Energy Services, LLC, a Delaware limited liability company

Ranger Energy Services, LLC, a Delaware limited liability company

Torrent Energy Services, LLC, a Delaware limited liability company

Academy Oilfield Rentals, LLC, a Delaware limited liability company

Ranger Energy Leasing, LLC, a Delaware limited liability company

Ranger Energy Properties, LLC, a Delaware limited liability company

Ranger Energy Equipment, LLC, a Delaware limited liability company

Mallard Completions, LLC, a Delaware limited liability company

SCHEDULE D

Lock-Up Agreements

•                  Darron Anderson

•                  Bill Austin

•                  Brett Agee

•                  Richard Agee

•                  Matt Hooker

•                  Charlie Leykum

•                  Pete Miller

•                  Lance Perryman

•                  Vivek Raj

•                  Robert Shaw

•                  Krishna Shivram

•                  Bayou Well Holdings Company, LLC

•                  CSL Energy Holdings II, LLC

•                  CSL Energy Opportunities Fund II, L.P.

•                  ESCO Leasing, LLC

•                  Ranger Energy Holdings, LLC

•                  Ranger Energy Holdings II, LLC

•                  Torrent Energy Holdings, LLC

•                  Torrent Energy Holdings II, LLC

Exhibit A

Form of Opinion of Counsel to the Company

1.             The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth opposite its name on Schedule I hereto.

2.             Each Subsidiary is validly existing as a limited liability company and in good standing under the laws of the State of Delaware; each Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus; each Subsidiary is duly qualified to do business as a foreign limited liability company in the jurisdictions set forth opposite its name on Schedule I hereto.

3.             The Company owns such equity interests of each Subsidiary as are described in the Registration Statement, the General Disclosure Package and the Final Prospectus; such equity interests have been duly authorized and validly issued in accordance with the respective governing documents of such Subsidiaries and are fully paid (to the extent required) and non-assessable (except as such non-assessability may be limited by sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company owns such equity interests free and clear of all liens, defects, encumbrances, equities or claims (“Liens”) (other than Liens arising under or in connection with the [Credit Agreement], as described in the Registration Statement, the General Disclosure Package, and the Final Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2017, or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act.

4.             The Offered Securities to be issued and sold by the Company to the Underwriters under the Agreement have been duly authorized in accordance with the Company’s Amended and Restated Certificate of Incorporation  and Amended and Restated Bylaws (together, the “Governing Documents”) and (x) conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus, and (y) when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Agreement, will be (i) validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the Delaware General Corporation Law (the “DGCL”) or the Governing Documents, (ii) fully paid and non-assessable and (iii) free of any restriction upon the voting or transfer of, any shares of any class of common stock pursuant to the Company’s Governing Documents or other instrument known to us to which the Company is a party or by which the Company is bound.

5.             Except as set forth in the General Disclosure Package and the Final Prospectus, there are no persons with registration rights or other similar rights created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and, except as set forth in the General Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company created pursuant to any agreement filed as an exhibit to the Registration Statement are outstanding.

6.             The execution and delivery of the Agreement by the Company does not, and the performance by the Company of its obligations under the Agreement, the offering, issuance and sale of the Offered Securities pursuant to the terms of the Agreement and the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in the Final Prospectus will not, (i) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such an event) under any agreement listed on Schedule II hereto; (ii) violate the provisions of the Governing Documents or the similar organizational documents of the Company or any Subsidiary; (iii) violate any federal or New York statute, rule or regulation applicable to the Company or  the DGCL or the Delaware Limited Liability Act, or (iv) result in the creation of any additional Lien upon any property or assets of the Company or the Subsidiaries under the [Credit Agreement] except, with respect to clauses (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company and the Subsidiaries to consummate the Reorganization Transactions or the transactions contemplated by the Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company (a “Material Adverse Effect”); it being understood that we express no opinion in clause (iii) of this paragraph (6) with respect to any federal or state securities, blue sky or anti-fraud laws, rules or regulations.

7.             The Agreement has been duly authorized, executed and delivered by the Company Parties.

8.             The Reorganization Transactions have been duly authorized by the Company Parties.

9.             No consent, approval, authorization or order of, registration or qualification with any federal or New York court or governmental agency or any Delaware court or governmental agency is required to be obtained or made by the Company or the Subsidiaries for the execution, delivery and performance by the Company of the Agreement, the compliance by the Company with the terms thereof and the issuance and sale of the Offered Securities by the Company being delivered on the date hereof pursuant to the Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Offered Securities under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or blue sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Offered Securities by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.          The Registration Statement has been declared effective under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

11.          The statements set forth in the Final Prospectus under the headings “Business—Environmental and Occupational Safety and Health Matters,” “Business — Motor Carrier Operations,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” “Our History and Corporate Reorganization,” “Certain Relationships and Related Party Transactions —Tax Receivable Agreement” and “Certain Relationships and Related Party Transactions—Registration Rights Agreement” and “Material U.S. Federal Income Tax Considerations For Non-U.S. Holders,” and in the Registration Statement in Item 14, to the extent that they constitute descriptions or summaries of the terms of the Class A common stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

12.          The Company is not, and, after giving effect to the offering and sale of the Offered Securities pursuant to the terms of the Agreement and application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will not be, an “investment company,” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

13.          Each of the Registration Statement, as of the Effective Time, the General Disclosure Package, as of the Applicable Time, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) and at the Closing Date (in each case other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (ii) the other financial data derived therefrom, in each case included in or omitted from the Registration Statement, the General Disclosure Package and the Final Prospectus, as to which we express no opinion), appeared on its face to comply as to form in all material respects with the requirements of the Act; and to our knowledge there are no legal or governmental proceedings required to be described in a Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Final Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required.

14.          The Amended and Restated Limited Liability Company Agreement of Ranger LLC, dated of even date herewith, constitutes a valid and legally binding agreement of each of the Company Parties, enforceable against each of the Company Parties in accordance with its terms, provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and any amendment and supplement thereto and related matters were discussed.  Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus (in each case, other than listed in paragraph 11 above), based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a)           the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)           the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)           the Final Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting information; in each case included in or omitted from the Registration Statement, the General Disclosure Package and the Final Prospectus.

Exhibit B

Form of Press Release

Ranger Energy Services, Inc.
[Date]

Ranger Energy Services, Inc. (the “Company”) announced today that Credit Suisse and Piper Jaffray & Co., the lead book-running managers in the Company’s recent public sale of              shares of Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on             , 201  , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

Form of Lock-Up Agreement

[Insert date]

RANGER ENERGY SERVICES, INC.

800 Gessner Street, Suite 1000

Houston, TX 77024

CREDIT SUISSE SECURITIES (USA) LLC
PIPER JAFFRAY & CO.,
   As Lead Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in the establishment of a public market for Class A common stock, $0.01 par value per share (the “Securities”), of Ranger Energy Services, Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities (collectively, “Lock-Up Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Piper Jaffray & Co. (“PJC”, and together with Credit Suisse, the “Lead Representatives”).  In addition, the undersigned agrees that, without the prior written consent of the Lead Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The Lock-Up Period will commence on the date of this agreement (this “Lock-Up Agreement”) and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Lock-Up Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.  However, the restrictions in this Lock-Up Agreement shall not apply to (a) any Lock-Up Securities acquired by the undersigned in the open market, provided that no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (b) a transfer of Lock-Up Securities to a family member (which, for purposes of this Lock-Up Agreement, shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin) or trust, provided that (i) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (ii) such transfer shall not involve a disposition for value and (iii) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (c) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, including any Lock-Up Securities withheld by the Company to pay the applicable exercise price or taxes associated with such awards, provided that (i) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (ii) any Lock-Up Securities received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to this Lock-Up Agreement, (d) transfers through a distribution to limited partners or stockholders of the undersigned, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (e) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), or (f) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no transfers of Lock-Up Securities shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Lock-Up Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) the Lead Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Lead Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Lead Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before [•].  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Address:		Address: